                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this S-3 Registration Statement of our report on CorBec Pharmaceuticals, Inc. dated March 11, 1997 included in InKine Pharmaceutical Company, Inc.'s (formerly Panax Pharmaceutical Company Ltd.) Proxy Statement dated October 7, 1997 and to all references to our Firm included in this Registration Statement.



                              ARTHUR ANDERSEN LLP


Philadelphia, PA
  December 18, 1997